Jack Rabin

XFormity, Inc.

769 Endicott Road

Highwood, Illinois 60040

XFormity Technologies,Inc.

4100 Spring Valley Road

Suite 800

Dallas, Texas 75244

September 11, 2012

To: Michael Shahsavari, Chris Ball, Clifford Neuman

Subject: Resignation

Gentlemen:

Please consider this my formal resignation from the board of directors of XFormity Technologies, Inc. and its wholly owned Subsidiary(the Company).  As mentioned during our most recent communication, I am retiring but will continue in my position as Chief Financial Officer to assist in an orderly transition to the buyer, Altametrics XFormity, LLC, until the deal is closed.  My decision in no way is a reflection of the sale of the Company but is merely a personal decision.

It has been a pleasure and a learning experience being involved with the Company and the talented professionals I have worked with through these many years.

Best regards,

Jack Rabin, Chief Financial Officer